UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 4, 2019

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street Green Bay, Wisconsin 54301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:      (920) 491-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth Company [   ]

 If an emerging growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 4, 2019, the Board of Directors of the Associated Banc-Corp (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”).  The Bylaws previously required a director to retire at the Company’s annual meeting of shareholders following such director’s attainment of the age of 72, subject to the ability of the Board to waive the requirement on an annual basis thereafter.  As amended, the Bylaws provide that a director shall retire at the annual meeting following such director’s attainment of age 75, provided that any director who has attained age 75 on or before the date of the Company’s 2020 annual meeting of shareholders is required to retire no later than the date of the Company’s 2021 annual meeting of shareholders.

A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits

(d)

Exhibits

3.1

Amended and Restated Bylaws of Associated Banc-Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: February 4, 2019	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and
Corporate Secretary